Exhibit 107
Calculation of Filing Fee Tables
S-3
WESTERN DIGITAL CORPORATION
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	1	Equity	Common Stock, $0.01 par value	457(r)				0.0001476

Fees to Be Paid	2	Equity	Preferred Stock, $0.01 par value	457(r)				0.0001476

Fees to Be Paid	3	Debt	Debt Securities	457(r)				0.0001476

Fees to Be Paid	4	Other	Warrants	457(r)				0.0001476

Fees to Be Paid	5	Other	Guarantees of Debt Securities	457(r)				0.0001476

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts						$0.00		$0.00

	Total Fees Previously Paid								$0.00

	Total Fee Offsets								$0.00

	Net Fee Due								$0.00

1
(1)
An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

(2)	An indeterminate number of shares of common stock may be issued from time to time upon exercise, conversion or exchange of other securities.
2
(1)
An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

3
(1)
An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

4
(1)
An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

5
(1)
An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

(2)
Our subsidiary, Western Digital Technologies, Inc., may fully and unconditionally guarantee the debt securities issued by Western Digital Corporation as described in the prospectus included in this registration statement and in any related prospectus supplement. No separate consideration will be received for the guarantees.